UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

October 17, 2015

Date of Report (Date of Earliest event reported)

MAXIMA GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193500	33-1227348
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Crest Street, Suite 100, Escondido, CA 92025
(Address of principal executive offices)

Registrant's telephone number, including area code:	(858) 224-5682

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

Please see the disclosures set forth under Item 2.01 herein below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As reported in the Quarterly Report on Form 10-Q for the period ended August 31, 2015 (the “Form 10-Q”) which was filed with the SEC by Maxima Group, Inc., a Nevada corporation (the “Company”) on October 17, 2015, the Company entered into a Sale and Purchase of Ownership Interest Agreement (the “Acquisition Agreement”) with City Vines, LLC, a California limited liability company (“City Vines”). On October 17, 2105, there was a Closing of the transaction. Pursuant to the terms of the Acquisition Agreement, all of the ownership interests of City Vines were acquired by the Company in exchange for the issuance of 40,375,00 newly-issued shares of the Company’s Common Stock, par value $0.001 per share (the “Maxima Common Shares”). Following the Closing, City Vines will operate as a wholly owned subsidiary of the Company, with Richard Cardoza, the former Managing Partner/President of City Vines continuing to serve as President of City Vines.

The amount of the consideration given for the acquisition of ownership interests in City Vines was determined pursuant to arm’s length negotiations between the parties. The summary of the Acquisition Agreement set forth above does not purport to be a complete statement of the terms of the Acquisition Agreement. The summary is qualified in its entirety by reference to the full text of the Acquisition Agreement which is being filed with this Current Report on Form 8-K (this “Report”) as Exhibit 2.1 and incorporated herein by reference.

Item 3.02 Unregistered sales of equity Securities.

In connection with the closing of the Acquisition Agreement, described in Item 2.01 above, the Company has agreed to issue 40,375,000 shares of Common Stock to the equity-holders of City Vines. Each of equity-holders of City Vines represented that he or she was acquiring the respective shares of Common Stock for investment and not with a view toward resale or public distribution of such shares, and acknowledged that the shares of Common Stock or had not been registered under the Securities Act of 1933 (the “Securities Act”) and that they constituted “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act. The certificates representing such shares of Common Stock, when issued, will bear a restrictive legend.

Item 5.01 Change of Control of Registrant.

Also as reported in the Form 10-Q, on October 18, 2015, Smash Solutions, LLC, (“Smash Solutions”), entered into a Stock Purchase Agreement with Janus Associates, LLC (“Janus”), whereby Janus is acquiring 200,000,000 shares of the Company’s Common Stock from Smash Solutions. The shares being acquired by Janus represent 70.58% of the issued and outstanding shares of the Company’s Common Stock (following issuance of the shares involved in the City Vines transaction discussed above). It is the understanding of the Company that the share purchases will occur in several closings between October 21, 2015 and November 25, 2015.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Also as reported in the Form 10-Q, on October 16, 2015 the Company's Board of Directors received and accepted the resignation of Jerry J. Ulrich as the Company’s sole director and as its President, Chief Executive Officer, Treasurer and Secretary. There were no disagreements between Mr. Ulrich and the Company which led to the resignation of Mr. Ulrich.

(b)	Reference is made to paragraph (a) of this Item 5.02.

(c)	On October 16, 2015, Miroslaw (Mirek) Gorny was elected as sole director, President, Chief Executive Officer, Treasurer and Secretary of the Company.

Miroslaw (Mirek) Gorny, 51. Mr. Gorny is a graduate of National University with a BA in Organizational Leadership. Mr. Gorny has extensive experience in sale and marketing and in consulting with engineering, manufacturing and financial companies. During the 5 years preceding his election as a director, he has been employed as a financial advisor and/or mortgage lender at Amwest Financial, Wells Fargo Bank and WJ Bradley. Mr. Gorny has a California Real Estate Broker License and is currently a Broker Associate with ReMax RB in San Diego, California. Mr. Gorny is also an internationally known Inspirational Speaker and Trainer. He is President of Academy of Personal & Professional Development, an internationally recognized training company. From April 30, 2015 to present, Mr. Gorny has served as a director of Energizer Tennis, Inc., a SEC-reporting public company.

(d)	Reference is made to paragraph (c) of this Item 5.02.

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Item 8.01 Other Events.

On October 17, 2015, the Company entered into an Employment Agreement with Richard Cardoza to serve as President of City Vines, a wholly owned subsidiary of the Company. The Employment Agreement, which is being filed with this Current Report on Form 8-K (this “Report”) as Exhibit 8.1, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. The financial statements required to be filed pursuant to this Item will be filed by amendment no later than 71 calendar days after the date on which this Report is required to be filed.

(b)	Pro forma financial information. The pro forma financial information that is required to be filed pursuant to this Item will be filed by amendment no later than 71 calendar days after the date on which this Report is required to be filed.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

EXHIBIT	DESCRIPTION	LOCATION
2.1	Sale and Purchase of Ownership Interest Agreement between Maxima Group, Inc. and City Vines, LLC, dated October 17, 2015.	Provided herewith
8.1	Richard Cardoza Employment Agreement, dated October 17, 2015.	Provided herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2015	MAXIMA GROUP, INC.

	By:	/s/ Miroslaw Gorny
Name: Miroslaw Gorny] Title: President

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